Exhibit 10.4

                               SECOND AMENDMENT TO

                              REDEMPTION AGREEMENT


     This Second Amendment to Redemption Agreement is entered into this 2nd day of July, 1999, by and between DEBORA BAINBRIDGE PHILLIPS (the "Seller"),
SPECTRUM NATURALS, INC., a California corporation (the "Corporation"), and Jethren Phillips.

     WHEREAS, on or around November 1, 1996, the Seller and the Corporation entered into that certain Redemption Agreement (the "Redemption Agreement") providing for the redemption of all the Corporation's common stock owned by the Seller;

     AND WHEREAS, on May 14, 1999 the Corporation entered into an Agreement and Plan of Merger and Reorganization that provides, among other things, for the merger of the Corporation with and into Organic Food Products, Inc. (the "Merger");

     AND WHEREAS, the Seller and the Corporation desire to amend the Redemption Agreement and the related Promissory Note, Pledge Agreement and Guaranty Agreement, to provide for a revised payment schedule and to accommodate the Merger as set forth herein;

     NOW, THEREFORE, the Redemption Agreement, the Promissory Note, the Pledge Agreement and the Guaranty Agreement are amended as follows:

1. The third sentence of Section 2 of the Redemption Agreement and the fourth sentence of the Promissory Note shall be amended to reflect the following principal payment schedule:

                        $121,716 on November 5, 1999
                        $500,000 on November 5, 2000
                        $250,000 on May 5, 2001
                        $250,000 on November 5, 2001
                        $250,000 on July 5, 2002
                        $250,000 on July 5, 2003

2. The second sentence of Section 2 of the Redemption Agreement and the second sentence of the Promissory Note shall be amended to reflect that from the date of this Amendment the outstanding principal balance under the Promissory Note shall bear interest at the rate of 12 percent per annum.

3.   Effective upon the closing of the Merger the second and third paragraphs of
     Section 3 of the Redemption Agreement shall be eliminated and shall be replaced with the following:

     With respect to obligations existing on and after the Merger,

     (a) the term "Corporation" under the Redemption Agreement shall refer to OFPI.

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     (b)  OFPI shall expressly assume the  Corporation's  obligations  under the
          Promissory Note and the Redemption Agreement.

     (c) Seller and the Corporation shall direct that the cancelled share certificate representing 5,000 shares of the Corporation's common stock held by Belden, Abbey, Weitzenberg & Kelly, or their successor, shall be delivered to OFPI, as the successor to the Corporation.

     (d) OFPI shall reserve for future issuance a number of shares of OFPI common stock equal to (i) the unpaid principal and interest due under the Promissory Note from time to time, divided by (ii) 90% of the mean between the then current bid and ask price for OFPI stock, as reported on the NASD Bulletin Board.

     (e) If OFPI defaults in the payment of any sums due under the Promissory Note and such default continues unremedied beyond any cure period provided in said Promissory Note, then at Seller's request and at Seller's option, a certificate issued in the name of Seller representing a number of shares of OFPI common stock equal to the amount due and payable under the Promissory Note divided by 90% of the mean between the bid and ask price for the 10 trading days preceding the default, as reported on the NASD Bulletin Board, shall be delivered by OFPI to Seller in payment of such defaulted amounts against delivery of (i) appropriate documentation reflecting the cancellation of the portion of the debt for which the shares were issued, and (ii) appropriate investment letters and other documentation necessary to comply as a private placement under federal and state securities laws for the issuance of the shares or, at Seller's request, OFPI shall file an application for permit under the California corporate securities laws and request a fairness hearing pursuant to Section 25142 of the California Corporations Code to secure a federal exemption from the Securities Act of 1933 pursuant to
          Section 3(a)(10). In the event of default, Seller shall have the right to pursue all rights under the Guaranty Agreement for amounts which are due and owing under the Promissory Note and for which Seller has not received payment in stock.

     (f) The Pledge Agreement shall be cancelled and all references to the Pledge Agreement in the Redemption Agreement, the Promissory Note and the Guaranty Agreement shall be eliminated.

4.   Section 4, 5 and 6 of the Redemption Agreement shall be eliminated.

5. Effective upon the Merger all references to "Obligor" in the Guaranty Agreement with respect to matters on or after the Merger, shall be a reference to OFPI.

6. Concurrently with the execution of this Amendment, the Corporation shall pay to Seller $100,000 which amount shall be an advance payment on the Corporation's obligations under Sections 11 and 12 of the Redemption Agreement, as amended.

                                       2.

7. The obligations of the Corporation and, upon the Merger, OFPI, under the Redemption Agreement, as amended, and the Promissory Note, as amended by the First Amendment dated September 11, 1998 and as amended by this Second Amendment and reissued, shall continue to be guaranteed by Guarantor under the Guaranty Agreement. The second sentence of Section 4 of the Guaranty Agreement is hereby amended to provide that upon payment by Guarantor on the guarantee, the Guarantor shall have a right of subrogation against the Obligor for the proportionate part of the Promissory Note satisfied by the Guarantor.

8. The Promissory Note shall be amended to include the following additional language:

     (a) This Promissory Note is a medium for investment and a "security" within the meaning of the California Commercial Code ss. 8102 and is governed by Division 8 of the California Commercial Code.

     (b)  This   Promissory  Note  is  divisible  into  a  class  or  series  of obligations at the request of the holder.

     (c) The transfer of this Promissory Note may be registered upon the books of the issuer.

9. A copy of this Amendment shall be affixed to the original Redemption Agreement, the Promissory Note, the Pledge Agreement and the Guaranty Agreement.

10. The Corporation hereby agrees to pay concurrently with the execution of this Amendment the reasonable attorneys fees of Seller incurred in the preparation of this Second Amendment to Redemption Agreement and matters incidental thereto.


SELLER                                               CORPORATION

                                                    Spectrum Naturals, Inc.


/s/ Debora Bainbridge Phillips              By:      /s/ Jethren Phillips
-------------------------------                      ---------------------------
Debora Bainbridge Phillips


Effective only upon the Merger
Organic Food Products, Inc.


By:                                                 /s/ Jethren Phillips
    ---------------------------                     ----------------------------
                                                        Jethren Phillips



                                       3.